Exhibit 10.1

AMENDMENT No. 6 TO AGREEMENT AND PLAN OF MERGER

This Amendment No. 6 dated as of August 13, 2024 (“Amendment 6”) is to amend the Agreement and Plan of Merger (the “Original Merger Agreement”) which was made and entered into as of March 27, 2023, and modified by a Joinder Agreement dated as of June 29, 2023 (the “Joinder”), and amended by Amendment 1 to the Original Merger Agreement dated as of August 15, 2023 (“Amendment 1”), Amendment 2 to the Original Merger Agreement dated as of October 27, 2023 (“Amendment 2”), Amendment 3 to the Original Merger Agreement dated as of March 7, 2024 (“Amendment 3”), Amendment 4 to the Original Merger Agreement dated as of May 29, 2024 (“Amendment 4”) and Amendment 5 to the Original Merger Agreement dated as of July 17, 2024 (“Amendment 5”), by and among Nova Vision Acquisition Corp., a British Virgin Islands business company (“Parent”), Real Messenger Holdings Limited a Cayman Islands exempted company (the “Company”), Real Messenger Corporation, a Cayman Islands exempted company and wholly owned subsidiary of the Parent (“Purchaser”) and RM2 Limited, a Cayman Islands exempted company and wholly owned subsidiary of Purchaser (“Merger Sub”). The Original Merger Agreement as amended by the Joinder and by Amendment 1, Amendment 2, Amendment 3, Amendment 4 and Amendment 5 is referred to herein as the “Existing Merger Agreement.” Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Existing Merger Agreement.

Recitals

WHEREAS, pursuant to Section 13.2(a) of the Existing Merger Agreement, the Existing Merger Agreement may be amended by a writing signed by each of the Purchaser Parties and the Company; and

WHEREAS, the Purchaser Parties and the Company desire to amend the Existing Merger Agreement to reflect the changes agreed between the parties and to clarify certain terms and conditions set forth therein.

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Amendment of Certain Provisions.

(a) Definitions: The following definitions in Article I of the Existing Merger Agreement are amended as follows:

The defined term “Closing Payment Shares” is hereby amended in its entirety to read as follows:

“ ‘Closing Payment Shares’ means Five Million Nine Hundred Fifty (5,950,000) Purchaser Ordinary Shares, valued at $10.00 per share.”

The defined term “Merger Consideration” is hereby amended in its entirety to read as follows:

“ ‘Merger Consideration’ means Sixty-Four Million Dollars ($64,000,000), in the form of Six Million Four Hundred Thousand (6,400,000) Purchaser Ordinary Shares valued at Ten Dollars ($10.00) each. The Merger Consideration will be payable in a combination of Class B Purchaser Ordinary Shares and Class A Purchaser Ordinary Shares, as further provided in Section 4.2(b) hereof and Annex A hereto. For the avoidance of any doubt, the Merger Consideration will be payable (i) if to the Principal Shareholder, in Class B Purchaser Ordinary Shares, and (ii) if to any Shareholder other than the Principal Shareholder (including for these purposes any holder of Convertible Notes that are converted into Company Class A Ordinary Shares prior to the Closing), in Class A Purchaser Ordinary Shares.”

(b) Section 4.1(a):

Section 4.1(a) is hereby amended in its entirety to read as follows:

“4.1 Conversion of Shares.

(a) Conversion of Company Ordinary Shares. At the Effective Time, by virtue of the Acquisition Merger and without any action on the part of Parent, Purchaser, Merger Sub, the Company or the Shareholders, the Company Ordinary Shares (other than the Excluded Shares and Dissenting Shares) issued and outstanding immediately prior to the Effective Time shall be canceled and automatically converted into the right to receive, without interest, the applicable number of Purchaser Ordinary Shares for such number of Company Ordinary Shares as is specified in this Agreement and in Schedule A. The Merger Consideration shall be comprised of two elements, namely: (i) the Closing Payment Shares comprising Five Million Nine Hundred Fifty Thousand (5,950,000) Purchaser Ordinary Shares, which shall be issued and paid to the Shareholders at the Closing; and (ii) an additional Four Hundred Fifty Thousand (450,000) Purchaser Ordinary Shares, which shall be issued to the Shareholders at the Closing and held back as security for the Company’s representations and warranties as further set forth in Article XI (the “Holdback Shares”). All Purchaser Ordinary Shares issued as Merger Consideration shall be valued at ten dollars ($10.00) per share.”

(c) Section 4.2(b):

Section 4.2(b) is hereby amended in its entirety to read as follows:

“(b): Issuance of Purchaser Ordinary Shares. As of the Closing Date, Purchaser shall issue an aggregate of six million four hundred thousand (6,400,000) Purchaser Ordinary Shares (comprised of 1,900,000 Class A Purchaser Ordinary Shares and 4,500,000 Class B Purchaser Ordinary Shares as provided herein), which amount represents the sum of (i) the Closing Payment Shares (5,950,000) and (ii) the Holdback Shares (450,000). At the Closing, Purchaser shall deliver the Closing Payment Shares to the Shareholders (in such denominations and proportions as are provided in Schedule A) and shall retain the Holdback Shares (also referred to as the “Exchange Fund”). Purchaser shall pay all or a portion of the Holdback Shares in accordance with the terms of this Agreement. In the event that any Holdback Shares are surrendered back to Purchaser for indemnity obligations, the Holdback Shares so surrendered shall be cancelled by Purchaser. The Exchange Fund shall not be used for any other purpose other than as contemplated by this Agreement.”

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(d) Schedule A:

Schedule A is hereby amended in its entirety to read as set forth in Annex A hereto.

2. Miscellaneous.

(a) Except as expressly provided in this Amendment, the Existing Merger Agreement shall remain in full force and effect, and all references to “this Agreement,” “herein” or using similar terms in the Existing Merger Agreement shall mean the Existing Merger Agreement as further amended by this Amendment. In the event of a conflict between the terms of this Amendment and the Existing Merger Agreement, the terms of this Amendment shall prevail over and supersede the conflicting terms in the Existing Merger Agreement.

(b) Section 9.6 (Confidentiality), Section 13.1 (Notices), Section 13.5 (Publicity), Section 13.8 (Governing Law), Section 13.9 (Waiver of Jury Trial), and Section 13.10 (Submission to Jurisdiction) of the Existing Merger Agreement shall apply to this Amendment mutatis mutandis as if set out herein.

(c) This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute but one and the same instrument. This Amendment will become effective when duly executed and delivered by each of the parties hereto. Counterpart signature pages to this Amendment may be delivered by electronic delivery (i.e., by email of a PDF signature page) and each such counterpart signature page will constitute an original for all purposes.

[The remainder of this page intentionally left blank; signature pages to follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 6 to be effective as of the date first written above.

PARENT:

Nova Vision Acquisition Corp., a British Virgin Islands business company

By:	/s/ Eric Ping Hang Wong
Name:	Eric Ping Hang Wong
Title:	Chief Executive Officer

COMPANY:

Real Messenger Holdings Limited, a Cayman Islands exempted company

By:	/s/ Kwai Hoi Ma
Name:	Kwai Hoi Ma
Title:	Managing Director and CEO

PURCHASER:

Real Messenger Corporation, a Cayman Islands exempted company

By:	/s/ Eric Ping Hang Wong
Name:	Eric Ping Hang Wong
Title:	Director

MERGER SUB:

RM2 Limited, a Cayman Islands exempted company

By:	/s/ Eric Ping Hang Wong
Name:	Eric Ping Hang Wong
Title:	Director

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ANNEX A

REAL MESSENGER

CAP TABLE - FULLY DILUTED BASIS INCL. CONVERTIBLE NOTES

13-Aug-24

		REAL MESSENGER HOLDINGS					REAL MESSENGER CORPORATION - RMSG
Shareholders		Total Shares	%	EV / Investment	$ / Share	Footnotes	Consideration Shares	%	Closing Payment Shares	Holdback Shares	Footnotes
Bloomington DH Holdings Limited	Class B	3,300,000	51.6%			1	3,300,000	51.6%	2,970,000	330,000	1
Edinburgh DH Holdings Limited	Class B	1,200,000	18.8%			2	1,200,000	18.8%	1,080,000	120,000	2
Valuation Basis		4,500,000	70.3%	$45,000,000	$10.00		4,500,000	70.3%	4,050,000	450,000

Edinburgh DH Holdings Limited	Class A	100,000	1.6%	$1,000,000	$10.00	3	100,000	1.6%	100,000	-	2
Fantastic Global Venture Limited	Class A	350,000	5.5%	$3,500,000	$10.00	3	350,000	5.5%	350,000	-
Mercatus Group LLC	Class A	50,000	0.8%	$500,000	$10.00	3	50,000	0.8%	50,000	-
TKO Investment Limited	Class A	900,000	14.1%	$4,500,000	$5.00	4	900,000	14.1%	900,000	-
Compass AI Venture Incorporation	Class A	500,000	7.8%	$2,500,000	$5.00	4	500,000	7.8%	500,000	-
		1,900,000	29.7%	$12,000,000			1,900,000	29.7%	1,900,000	-

		6,400,000	100.0%	$57,000,000			6,400,000	100.0%	5,950,000	450,000

Footnotes:

[1]	Personal holding company of Kwai Hoi Ma
[2]	Personal holding company of the spouse of Kwai Hoi Ma
[3]	Holder of Series 2023A convertible notes that will convert to Company Class A Ordinary Shares in the amount indicated (i.e., each $10.00 outstanding under such notes, will convert into one Company Class A Ordinary Share).
[4]	Holder of Series 2024A convertible notes that will convert to Company Class A Ordinary Shares in the amount indicated (i.e., each $5.00 outstanding under such notes, will convert into one Company Class A Ordinary Share).

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